BNP RESIDENTIAL PROPERTIES, INC.                                 Exhibit 99.1
301 South College Street - Suite 3850
Charlotte, North Carolina 28202

Contact: Philip S. Payne
         Chairman & Chief Financial Officer
         Tel:  (704) 944-0100
         Fax:  (704) 944-2039

PRESS RELEASE
FOR IMMEDIATE RELEASE


                   BNP RESIDENTIAL PROPERTIES, INC. ANNOUNCES
                OPERATING RESULTS FOR THE SECOND QUARTER OF 2004


Charlotte, North Carolina
August 5, 2004

BNP Residential Properties, Inc. (AMEX: BNP) today announced operating results for the quarter ended June 30, 2004.

Overview: BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. The Company currently owns and operates 24 apartment communities containing a total of 5,921 units and provides third-party management services for 7 apartment communities containing a total of 1,799 units. In addition to the apartment properties, the Company owns 40 properties that are leased on a triple net basis to a restaurant operator. The Company currently operates in the states of North Carolina, South Carolina and Virginia.

BNP Residential Properties, Inc. is structured as an UPREIT, or umbrella partnership real estate investment trust. The Company is the sole general partner and owns a controlling interest in BNP Residential Properties Limited Partnership, the operating partnership. All of the Company's operations are conducted through the operating partnership.

Operating Results:

                          See Tabular Information Below

Results of Operations

Funds From Operations: Funds from operations of the operating partnership for the second quarter of 2004 increased by 46.4% to $2.6 million from $1.8 million in the second quarter of 2003. FFO per diluted share was $0.29 per share compared to $0.23 per share in 2003, an increase of 25.4%. For the first six months of 2004, funds from operations for the operating partnership increased by 28.2% to $5.3 million from $4.2 million in 2003. On a per share basis, FFO for the first six months of 2004 was $0.62 compared to $0.54, an increase of 14.4%. (See also "Non-GAAP Information" below)

Funds Available for Distribution: Funds available for distribution for the second quarter of 2004 totaled $2.1 million, an increase of 40.9% compared to 2003. For the first six months of 2004, funds available for distribution was $4.6 million, an increase of 26.6% over the same period in 2003. (See also "Non-GAAP Information" below)

Net Income: Net income increased to $217,000 for the second quarter of 2004, compared to a net loss of $393,000 for the second quarter of 2003. Through the first six months of 2004, net income increased to $590,000 from a net loss of $247,000 in 2003. On a diluted basis, income available to common shareholders was a $0.01 loss per common share for the second quarter of 2004 compared to a $0.08 loss per common share in the second quarter of 2003. On a diluted basis, income available to common shareholders was $0.01 per common share for the first six months of 2004 compared to a $0.08 loss per common share through the first six months in 2003.

Revenues: Total revenue in the second quarter of 2004 was $11.9 million, an increase of 16.5% compared to 2003. Apartment related income (apartment rental income plus income from apartment management and investment activities) accounted for 91.9% of total revenue in the second quarter of 2004 compared to 90.4% in 2003. Restaurant rental income was 8.1% of total revenue in the second quarter of 2004 as compared to 9.6% in 2003. For the first six months of 2003, total revenue was $23.1 million, an increase of 13.1% compared to 2003.

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Apartments: Apartment rental income in the second quarter of 2004 was $10.6 million, an increase of 18.2% compared to 2003. This increase was attributable to the acquisition of two apartment communities in 2003 and one apartment community in the second quarter of 2004, as well as increased rental income at all apartment communities. For the second quarter, average economic occupancy for all apartments was 95.0% in 2004 compared to 91.4% in 2003. Average monthly revenue per occupied unit for all apartments was $735 in 2004 compared to $715 in 2003. For the first six months, average economic occupancy was 95.0% compared to 91.1% in 2003. Average monthly revenue per occupied unit was $731 compared to $723 in 2003.

On a same units basis, apartment revenue increased by 6.5% in the second quarter of 2004, reflecting improved apartment performance. On a same units basis, average economic occupancy was 95.2% for the second quarter of 2004 compared to 91.5% in 2003. Average monthly revenue per occupied unit for the same units was $737 in the second quarter of 2004 compared to $720 in 2003. For the first six months, average economic occupancy was 95.2% compared to 91.2% in 2003. Average monthly revenue per occupied unit was $734 compared to $726 in 2003.

Restaurants: Restaurant rental income in the second quarter of 2004 declined by 2.4%, to $957,000, compared to 2003. For the first six months, restaurant rental income decreased by 3.3% to $1.9 million. These decreases were the result of the sale of two restaurant properties in 2003. Restaurant rental income for both 2004 and 2003 was the minimum rent. Same store sales at our restaurant properties increased by 15.8% in the second quarter and by 15.9% for the first six months of 2004 compared to the same periods in 2003.

Other Income: Management fee income for the second quarter of 2004 decreased to $208,000 from $223,000 in 2003. For the first six months, management fee income decreased to $405,000 from $450,000 in 2003.

Expenses: Total expenses, including non-cash charges for depreciation and amortization, were $11.6 million in the second quarter of 2004, an increase of 8.5% compared to 2003. Expenses for the first six months were $22.5 million, an increase of 7.9% compared to 2003.

Apartment operations expense (the direct costs of on-site operations) was $4.4 million in the second quarter of 2004, an increase of 13.9% compared to 2003. Apartment operations expense was $8.2 million for the first six months of 2004, an increase of 12.6% over 2003. These increases reflect the addition of two apartment communities in 2003 and one apartment community in the second quarter of 2004. Apartment operations expense represented 41.5% of related apartment rental income for the second quarter and 40.0% for the first six months of 2004 as compared to 43.0% and 41.1% respectively, in 2003. On a same units basis, apartment operations expense increased by 3.6% for the second quarter and 1.9% for the first six months of 2004.

Apartment administrative expense (the costs associated with oversight, accounting and support of the company's apartment management activities for both owned and third party properties) was $614,000 in the second quarter of 2004 compared to $413,000 in 2003. For the first six months, apartment administrative expense was $1.0 million compared to $740,000 in 2003. Corporate administration expense was $561,000 in the second quarter of 2004 compared to $657,000 in 2003. For the first six months, corporate administration expense was $1.2 million compared to $1.3 million in 2003.

Operating expenses for restaurant properties are insignificant because the restaurant properties' triple-net lease arrangement requires the lessee to pay virtually all of the expenses associated with the restaurant properties.

Depreciation and amortization totaled $2.8 million in the second quarter of 2004, an increase of 7.2% compared to 2003. For the first six months, depreciation and amortization totaled $5.4 million, an increase of 8.2% compared to 2003. This increase reflects two property acquisitions in 2003 and one property acquisition in the second quarter of 2004, as well as additions and replacements at other communities.

Interest expense was $3.3 million in the second quarter of 2004, an increase of 2.7% compared to 2003. For the first six months, interest expense was $6.6 million, an increase of 2.0% compared to 2003.

Dividend: On July 20, 2004, the Board of Directors declared a regular quarterly dividend in the amount of $0.25 per share to be paid on August 16, 2004, to shareholders of record on August 2, 2004. The Board of Directors also declared a preferred quarterly dividend in the amount of $0.275 per share to be paid on August 16, 2004 to the preferred shareholder of record on August 2, 2004.

Outlook: We are encouraged by the improving apartment fundamentals we saw in the second quarter.

The past few years have been a difficult period. Significant amounts of new construction resulted in an over-supply of apartments just as demand for apartments was weakening due to a deteriorating economy and extensive job losses. Adding to the erosion in demand was the fact that ultra-low interest rates and the advent of "no down payment" home loans allowed substantial numbers of apartment


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residents to purchase single-family homes. As a result, we experienced declines in both occupancy and rental rates at our apartment properties.

Throughout this period we worked to increase and improve our apartment portfolio. We concentrated our efforts on maintaining and improving the physical condition of our properties and on maintaining occupancy. We were confident that our focus on well maintained, middle market apartments would put us in good position for when the markets began to recover.

In mid-2003 we began to see significant improvement in occupancy at our apartment communities. Previously, we indicated that while we were confident that we would be able to sustain the gains in occupancy, we were somewhat apprehensive about our ability to increase rents. In the second quarter of 2004 we were in fact able to maintain occupancy at acceptable levels while obtaining meaningful increases in rental rates. For the second quarter, average economic occupancy for apartments owned for the full period in both 2003 and 2004 increased by 3.7% to 95.2%, while revenue per occupied unit increased by 2.4% to $737 per month.

We are optimistic about the long-term prospects for our apartment properties, our apartment markets and the outlook for the company, and are actively working to increase the size and scope of the company. We are continuing to build our apartment portfolio. During the second quarter, we acquired of two apartment communities and subsequent to quarter end we completed the acquisition of two additional communities. We have expanded our equity and investor base through two placements of common stock with institutional investors and mutual funds:
$13.8 million in the first quarter and $17.75 million early in the third quarter.

It is important to note that our optimism is tempered somewhat by uncertainty over a number of factors including the strength of the current economic recovery, the outlook for changes in interest rates, the impact of rapidly expanding state and federal deficits, and the threat of terrorism. While these issues make it extremely difficult to predict with any certainty the outlook for the near term future, we are confident that we are well positioned for the long-term.

Non-GAAP Information: Funds from operations is frequently referred to as "FFO." FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as "net income (computed in accordance with generally accepted accounting principles), excluding gains (losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." Our calculation of FFO is consistent with FFO as defined by NAREIT. Because we hold all of our assets in and conduct all of our operations through the operating partnership, we measure FFO at the operating partnership level (i.e., before minority interest).

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation from - or "adds it back" to - GAAP net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

Funds available for distribution is frequently referred to as "FAD." We calculate FAD as FFO plus non-cash expense for amortization and write-off of unamortized loan costs, less recurring capital expenditures. We believe that, together with net income and cash flows, FAD provides investors with an additional measure to evaluate the ability of the Operating Partnership to incur and service debt, to fund acquisitions and other capital expenditures, as well as to fund distributions to shareholders and minority unitholders.

Funds from operations and funds available for distribution do not represent net income or cash flows from operations as defined by generally accepted accounting principles. You should not consider FFO or FAD to be alternatives to net income as reliable measures of the company's operating performance; nor should you consider FFO or FAD to be alternatives to cash flows from operations as measures of liquidity.

Funds from operations and funds available for distribution do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to shareholders. FFO and FAD do not represent cash flows from operating, investing or financing activities as defined by generally accepted accounting principles. Further, FFO and FAD as disclosed by other REITs might not be comparable to our calculation of FFO or FAD.

Additional Information: More information may be obtained by calling our corporate offices at (704) 944-0100 or on our web site at www.bnp-residential.com. Information requests may be e-mailed to the investor relations department at investor.relations@bnp-residential.com.

Forward Looking Statement Disclosure: This press release includes forward-looking statements concerning the company's operations, economic performance and financial condition, including, in particular, forward-looking statements regarding future operations and performance. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors identified in our annual report on Form 10-K for the year ending December 31, 2003.

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

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Consolidated Statements of Operations and Funds from Operations (unaudited)
All amounts in thousands, except per share data


                                                             Three months ended          Six months ended
                                                                   June 30                    June 30
                                                           -----------------------    ------------------------
                                                              2004        2003           2004         2003
                                                           -----------------------    ------------------------
Revenues
Apartment rental income                                      $ 10,579     $ 8,952       $ 20,632     $ 17,838
Restaurant rental income                                          957         981          1,915        1,981
Management fee income                                             208         223            405          450
Interest and other income                                         113          25            136          154
                                                           ----------- -----------    -----------  -----------
                                                               11,858      10,180         23,089       20,423
Expenses
Apartment operations                                            4,388       3,852          8,250        7,326
Apartment administration                                          614         413          1,040          740
Depreciation and amortization                                   2,758       2,571          5,385        4,977
Corporate administration                                          561         657          1,227        1,344
Interest                                                        3,330       3,242          6,570        6,438
                                                           ----------- -----------    -----------  -----------
                                                               11,650      10,735         22,472       20,826
                                                           ----------- -----------    -----------  -----------
Income (loss) before minority interest                            208        (555)           616         (403)
less minority interest in operating partnership                     9         163            (27)         156
                                                           ----------- -----------    -----------  -----------
Net income (loss)                                                 217        (393)           590         (247)
less cumulative preferred dividend                               (250)       (125)          (500)        (250)
                                                           ----------- -----------    -----------  -----------
(Loss) income available to Common Shareholders               $  $ (33)    $  (518)      $     90     $   (497)
                                                           =========== ===========    ===========  ===========

Income (loss) before minority interest                       $    208     $  (555)      $    616     $   (403)
less cumulative preferred dividend                               (250)       (125)          (500)        (250)
add depreciation                                                2,690       2,489          5,230        4,822
                                                           ----------- -----------    -----------  -----------
Funds from operations                                        $  2,648     $ 1,809       $  5,346     $  4,170
                                                           =========== ===========    ===========  ===========

Funds from operations                                        $  2,648     $ 1,809       $  5,346     $  4,170
less recurring capital expenditures                              (626)       (408)          (901)        (690)
add amortization of deferred loan costs                            68          82            156          155
                                                           ----------- -----------    -----------  -----------
Funds available for distribution                             $  2,089     $ 1,483       $  4,600     $  3,635
                                                           =========== ===========    ===========  ===========

Funds available for distribution                             $  2,089     $ 1,483       $  4,600     $  3,635
add cumulative preferred dividend                                 250         125            500          250
add recurring capital expenditures                                626         408            901          690
less amortization of deferred interest defeasance                 (26)        (42)          (105)         (83)
less changes in operating assets and liabilities                 (626)         (4)          (139)        (301)
                                                           ----------- -----------    -----------  -----------
Net cash provided by operating activities                    $  2,313     $ 1,970       $  5,758     $  4,190
                                                           =========== ===========    ===========  ===========

Per common share amounts - basic:
   Net income (loss)                                         $   0.03     $ (0.06)      $   0.09     $  (0.04)
                                                           =========== ===========    ===========  ===========
   (Loss) income available to common shareholders            $  (0.01)    $ (0.08)      $   0.01     $  (0.08)
                                                           =========== ===========    ===========  ===========
Per common share amounts - diluted:
   Net income (loss)                                         $   0.02     $ (0.07)      $   0.07     $  (0.05)
                                                           =========== ===========    ===========  ===========
   (Loss) income available to common shareholders            $  (0.01)    $ (0.08)      $   0.01     $  (0.08)
                                                           =========== ===========    ===========  ===========
   Funds from operations                                     $   0.29     $  0.23       $   0.62     $   0.54
                                                           =========== ===========    ===========  ===========

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

Consolidated Statements of Operations and Financial Results (unaudited) - continued
All amounts in thousands, except per share data


                                                             Three months ended          Six months ended
                                                                    June 30                    June 30
                                                           -----------------------    ------------------------
                                                              2004        2003           2004         2003
                                                           -----------------------    ------------------------
Weighted average shares and units outstanding:
   Preferred B shares and units                                   909         455            909          455
                                                           =========== ===========    ===========  ===========
   Common shares                                                7,119       5,857          6,763        5,848
   Operating partnership minority units                         1,850       1,844          1,846        1,844
                                                           ----------- -----------    -----------  -----------
      Common shares and minority units                          8,970       7,702          8,608        7,693
                                                           =========== ===========    ===========  ===========

We calculated basic and diluted per common share amounts using the following:

Numerators:
For basic per common share amounts -
   Net income                                                 $   217     $  (393)       $   590      $  (247)
   less cumulative preferred dividend                            (250)       (125)          (500)        (250)
                                                           ----------- -----------    -----------  -----------
   Income available to common shareholders - basic            $   (33)    $  (518)       $    90      $  (497)
                                                           =========== ===========    ===========  ===========

For diluted per common share amounts -
   Income before minority interest                            $   208     $  (555)       $   616      $  (403)
   less cumulative preferred dividend                            (250)       (125)          (500)        (250)
                                                           ----------- -----------    -----------  -----------
   Income available to common shareholders - diluted          $   (42)    $  (680)       $   116      $  (653)
                                                           =========== ===========    ===========  ===========

   Income before minority interest                            $   208     $  (555)       $   616      $  (403)
   less cumulative preferred dividend                            (250)       (125)          (500)        (250)
   add depreciation                                             2,690       2,489          5,230        4,822
                                                           ----------- -----------    -----------  -----------
   Funds from operations                                      $ 2,648     $ 1,809        $ 5,346      $ 4,170
                                                           =========== ===========    ===========  ===========

Denominators:
 For basic per common share amounts -
    Weighted average common shares outstanding                  7,119       5,857          6,763        5,848
 Effect of potentially dilutive securities:
    Convertible Operating Partnership units                     1,850       1,844          1,846        1,844
    Stock options (1)                                              24           5             19            4
                                                           ----------- -----------    -----------  -----------
 For diluted per share amounts -
    Adjusted weighted average common shares
       and assumed conversions                                  8,994       7,707          8,628        7,697
                                                           =========== ===========    ===========  ===========

(1) Includes only dilutive stock options.



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BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Consolidated Balance Sheets


                                                                                     June 30             December 31
                                                                                       2004                  2003
                                                                                 -----------------     -----------------
                                                                                   (Unaudited)
Assets
Real estate investments at cost:
   Apartment properties                                                             $ 345,718,648         $ 299,661,224
   Restaurant properties                                                               37,405,385            37,405,385
                                                                                 -----------------     -----------------
                                                                                      383,124,033           337,066,609
   Less accumulated depreciation                                                      (61,022,918)          (56,052,569)
                                                                                 -----------------     -----------------
                                                                                      322,101,115           281,014,040
Cash and cash equivalents                                                               4,995,954               564,426
Other assets                                                                            5,238,578             3,308,127
Notes receivable, net of reserve                                                          100,000               100,000
Intangible related to acquisition of management operations, net                         1,115,088             1,115,088
Deferred financing costs, net                                                           1,507,505             1,098,025
                                                                                 -----------------     -----------------
Total assets                                                                        $ 335,058,240         $ 287,199,706
                                                                                 =================     =================

Liabilities and Shareholders' Equity
Deed of trust and other notes payable                                               $ 265,839,006         $ 229,714,263
Accounts payable and accrued expenses                                                   3,355,966             1,408,659
Deferred revenue and security deposits                                                  1,379,173             1,343,999
Deferred credit for interest defeasance, net                                                    -               104,960
                                                                                 -----------------     -----------------
                                                                                      270,574,145           232,571,881

Minority interest in Operating Partnership                                             15,260,166            15,894,909
Shareholders' equity:
   Preferred stock, $.01 par value, 10,000,000 shares authorized, 909,090 shares issued and outstanding at June 30, 2004,
      909,090 shares issued and outstanding at December 31, 2003                       10,000,000            10,000,000
   Common stock, $.01 par value, 100,000,000 shares authorized,
      7,135,431 shares issued and outstanding at June 30, 2004,
      5,907,133 shares issued and outstanding at December 31, 2003                         71,354                59,071
   Additional paid-in capital                                                          85,113,968            71,473,473
   Distributions in excess of net income                                              (45,961,393)          (42,799,628)
                                                                                 -----------------     -----------------
Total shareholders' equity                                                             49,223,929            38,732,916
                                                                                 -----------------     -----------------
Total liabilities and shareholders' equity                                          $ 335,058,240         $ 287,199,706
                                                                                 =================     =================


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